Exhibit (10)(q)(ii)

POTLATCH CORPORATION

PERFORMANCE SHARE AGREEMENT

2005 STOCK INCENTIVE PLAN

THIS PERFORMANCE SHARE AGREEMENT made and entered into the Grant Date specified in the attached addendum to this Agreement by and between POTLATCH CORPORATION, a Delaware corporation (the “Corporation”), and the employee of the Corporation named in the attached addendum (“Employee”),

W I T N E S S E T H:

WHEREAS, the Corporation maintains the 2005 Stock Incentive Plan (the “Plan”), which is incorporated into and form a part of this Agreement, and the Employee has been selected to receive a contingent grant of performance shares under Section 10 of the Plan (Performance Shares),

NOW, THEREFORE, for valuable consideration, the parties agree as follows:

1.	Definitions. The following terms used in this Agreement shall have the meanings set forth in this Paragraph.

(a)	“Agreement” means this Performance Share Agreement.

(b)	“Board” means the Board of Directors of the Corporation.

(c)	“Code” means the Internal Revenue Code of 1986, as amended.

(d)	“Common Stock” means the $1 par value Common Stock of the Corporation.

(e)	“Committee” means the committee appointed by the Board to administer the Plan.

(f)	“Corporation” means Potlatch Corporation, a Delaware corporation.

(g)	“Date of Grant” means the date on which the Committee determined to award this target contingent grant of performance share as specified in the addendum to this Agreement

(h)	“Disability” means the Employee qualifies for continuing benefits under the Corporation’s Disability Income Plan after the first full 24 consecutive months of disability.

(i)	“Performance Share Award” means an Award granted pursuant to Section 10 of the Plan.

(j)	“Plan” means the Potlatch Corporation 2005 Stock Incentive Plan, pursuant to which the parties have entered into this Agreement.

(k)	“Securities Act” means the Securities Act of 1933, as amended.

(l)	“Share” means one share of Common Stock, adjusted in accordance with Section 16 of the Plan.

(m)	“Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Corporation if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2. Award. Subject to the terms of this Agreement and the addendum attached to this Agreement, the Employee is hereby awarded a target contingent grant of performance shares in the number set forth in the attached addendum to this Agreement. The number of Shares actually payable to the Employee is contingent on the performance achieved as specified in the addendum to this Agreement. This award has been granted pursuant to the Plan, a copy of which the Employee may obtain upon request to the Corporation.

3. Performance Measure. The performance measure is a comparison of the percentile ranking of the Corporation’s total shareholder return (stock price appreciation plus dividends as calculated pursuant to Paragraph 5 below) as compared to the total shareholder return performance of a selected peer group of forest products industry companies as specified in the Performance Schedule contained in the addendum to this Agreement.

4. Performance Period. The performance period is the period specified in the addendum to this Agreement and represents the period during which the total shareholder return for Potlatch Corporation and the selected peer group of forest products industry companies is measured.

5. Calculation of Total Shareholder Return. Total shareholder return for any given common stock shall be expressed as a percentage and calculated by:

(i)	subtracting (a) the beginning average stock price for one share of stock (determined by calculating the average closing stock price during the two calendar months preceding the beginning of the performance period) from (b) the ending average stock price for such share of stock (determined by calculating the average closing stock price during the final two calendar months of the performance period, after taking into account the affect of any stock dividends, stock splits, consolidations, recapitalizations, reorganizations or like events with respect to such share); and

(ii)	adding to the difference determined under subparagraph (i) above, all cash dividends actually paid on such share of stock during the performance period; and

(iii)	dividing the sum determined by subparagraphs (i) and (ii) above by the beginning average stock price determined pursuant to subparagraph (i)(a) above.

6. Dividend Equivalents. During the performance period dividend equivalents shall be accrued and paid out as additional Shares in relation to the calculated number of performance shares earned at the end of the performance period. For the purpose of converting dividend equivalents into Shares, the ending average stock price for Potlatch Shares (as determined pursuant to Paragraph 5(i)(b) above) shall be used.

7. Settlement of Awards. The Corporation shall deliver to the Employee one Share for each performance share (and dividend equivalents) earned as determined in accordance with the provisions set forth in the addendum to this Agreement. The earned performance shares payable to the Employee (including Shares payable pursuant to Paragraph 6 above) shall be paid solely in Shares. Any fractional share will be rounded to the closest whole share.

8. Time of Payment. Except as otherwise provided in this Agreement, the performance shares earned as specified in the addendum to this Agreement will be delivered to the Employee (or, in the case of the Employee’s death before delivery, to the Employee’s beneficiary) as soon as practicable after the end of the performance period as set forth in the addendum to this Agreement.

9. Committee Discretion to Reduce Award. Notwithstanding any provision in this Agreement to the contrary, the Committee retains the right, at its sole and absolute discretion, to reduce or eliminate any award that may become payable hereunder if the Committee determines that any one or more of the following conditions have occurred:

(a)	The stockholder return to the Corporation’s stockholders has been insufficient;

(b)	The stockholder return to the Corporation’s stockholders has been negative;

(c)	The financial performance of the Corporation has been inadequate; or

(d)	The operational performance of the Corporation has been inadequate

In addition, the Committee may reduce or eliminate the award granted hereby based on the Employee’s individual performance.

10. Retirement, Disability, or Death During Performance Period. If the Employee’s employment with the Corporation terminates during the performance period because of the Employee’s retirement under the Salaried Employees’ Retirement Plan, Disability, or death, the Employee (or, in the case of the Employee’s death, the Employee’s beneficiary) shall be entitled to a prorated number of the performance shares earned as specified in the addendum to this Agreement. The prorated number of performance shares earned is determined at the end of the performance period based on the ratio of the number of completed calendar months the Employee is employed during the performance period to the total number of months in the performance period.

11. Termination of Employment During the Performance Period. Except as provided in Section 12, if the Employee’s employment with the Corporation terminates during the performance period for any reason other than retirement under the Salaried Employees’ Retirement Plan, Disability, or death, the entire target contingent grant of performance shares granted under this Agreement shall be automatically terminated as of the date of such termination of employment.

12. Change of Control. If a Change in Control occurs before January 1, 2009 and if in connection with such Change in Control the Corporation terminates Employee’s employment other than for Cause or Disability or Employee shall terminate employment for Good Reason within 90 days after the occurrence of the event giving rise to Good Reason, then the employee will earn a prorated number of performance shares based on the ratio of the number of completed calendar months from the beginning of the performance period to the Date of Termination compared to the total number of months in the performance period specified in the addendum to this Agreement. For the purpose of determining the number of Shares to be awarded, this ratio shall be applied to the number or Shares specified in the Target Grant of Performance Shares set forth in the addendum to this Agreement and no performance measure shall be considered. The prorated performance shares to be awarded (including Shares payable pursuant to Paragraph 6 above) will be delivered to the Employee as soon as practicable following the date of Termination. For this purpose, the terms, “Change in Control,” Cause,” “Disability,” “Good Reason” and “Date of Termination” shall have the meaning set forth in the employment agreement entered into between the Corporation and the Employee as of February 6, 2006.

13. Available Shares. The Corporation agrees that it will at all times during the performance period reserve and keep available sufficient authorized but unissued or reacquired Common Stock to satisfy the requirements of this Agreement. The number of Shares reserved shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding Shares by reason of stock dividends, stock splits, consolidations, recapitalizations, reorganizations or like events, as determined by the Committee pursuant to the Plan.

Subject to any required action by the stockholders, if the Corporation shall be a party to any merger, consolidation or other reorganization, this Agreement shall apply to the securities to which a holder of the number of Shares subject to this Agreement would have been entitled.

14. Applicable Taxes. In the event the Corporation determines that it is required to withhold state or federal income tax as a result of the award of the Shares, the Employee will make arrangements satisfactory to the Corporation to enable it to satisfy such withholding requirements.

If any payments or transfers to or for the benefit of the Employee are deemed an “excess parachute payment” as defined in Section 280G of the Internal Revenue Code of 1986 (the “Code”) subject to the excise tax imposed by Section 4999 of the Code, the Corporation shall pay to the Employee an additional amount determined under the terms of Section 9 of the employment agreement entered into between the Corporation and the Employee as of February 6, 2006.

15. Relationship to Other Benefits. Performance share awards shall not be taken into account in determining any benefits under any pension, savings, disability, severance, group insurance or any other pay related plan of the Corporation.

16. Required Deferral. In the event the award of shares would cause the Employee to qualify as a “covered employee” pursuant to Section 162(m) of the Code, that portion of the award that would exceed the amount deductible by the Corporation under 162(m) of the Code shall be automatically deferred until the Employee’s compensation is no longer subject to Section 162(m) of the Code. Any portion of the award so deferred shall be converted to stock units and dividend equivalents shall accrue on the stock units and be paid out as additional shares after the Employee’s compensation is no longer subject to Section 162(m) of the Code.

17. Stockholder Rights. Neither Employee nor Employee’s representative shall have any rights as a stockholder with respect to any Shares subject to this Agreement until such Shares shall have been issued to Employee or Employee’s representative.

18. Transfers, Assignments, Pledges. Except as otherwise provided in this Agreement, the rights and privileges conferred by this Agreement shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this award, or of any right or privilege conferred by this Agreement, contrary to the provisions of this Paragraph, or upon any attempted sale under any execution, attachment or similar process upon the rights and privileges conferred by this Agreement, this Award and the rights and privileges conferred by this Agreement shall immediately become null and void.

However, this Paragraph 18 shall not preclude: (i) an Employee from designating a beneficiary to succeed, after the Employee’s death, to any rights of the Employee or benefits distributable to the Employee under this Agreement not distributed at the time of the Employee’s death; or (ii) a transfer of any award hereunder by will or the laws of descent or distribution. In that regard, any such rights shall be exercisable by the Employee’s beneficiary, and such benefits shall be distributed to the beneficiary, in accordance with the provisions of this Agreement and the Plan. The beneficiary shall be the named beneficiary or beneficiaries designated by the Employee in writing filed with the Corporation in such form and at such time as the Corporation shall require. If a deceased Employee fails to designate a beneficiary, or if the designated beneficiary does not survive the Employee, any benefits distributable to the Employee shall be distributed to the legal representative of the estate of the Employee. If a deceased Employee designates a beneficiary and the designated beneficiary survives the Employee but dies before the complete distribution of benefits to the designated beneficiary under this Agreement, then any benefits distributable to the designated beneficiary shall be distributed to the legal representative of the estate of the designated beneficiary.

19. No Employment Rights. Nothing in this Agreement shall be construed as giving Employee the right to be retained as an employee or as impairing the rights of the Corporation to terminate his or her employment at any time, with or without cause.

20. Administration. The authority to manage and control the operation and administration of this Agreement shall be vested in the Committee, and the Committee shall have all powers with respect to this Agreement as it has with respect to the Plan. Any interpretation of this Agreement by the Committee and any decision made by it with respect to this Agreement is final and binding.

21. Interpretation. This Agreement shall be interpreted and construed in a manner consistent with the terms of the applicable Plan. If there is any discrepancy between the terms and conditions of this Agreement and the terms and conditions of the applicable Plan, the provisions of the Plan shall control.

22. Applicable Law. Except as provided in Paragraph 20 of this Agreement, this Agreement shall be interpreted and construed in a manner consistent with the Plan and in accordance with the laws of the State of Delaware without regard to choice of law principles. If there is any discrepancy between the terms and conditions of this Agreement and the terms and conditions of the Plan, the terms and conditions of the Plan shall control.

23. Term of the Agreement. The term of this Agreement shall end at either upon delivery of any award payable hereunder to the Employee or, if earlier, upon the termination of Employee’s employment with the Corporation or its Subsidiaries for any reason other than retirement under the Salaried Employees’ Retirement Plan, Disability or death.

ADDENDUM TO PERFORMANCE SHARE AGREEMENT

POTLATCH CORPORATION 2005 STOCK INCENTIVE PLAN

Name of Employee: MICHAEL J COVEY

1.	Date of Grant: February 6, 2006

2.	Target Grant of Performance Shares: 20,800

3.	Performance Period: January 1, 2006 through December 31, 2008

4.	Performance Measure: The performance measure is a comparison of the percentile ranking of Potlatch Corporation’s total shareholder return (TSR), which includes stock price appreciation plus dividends paid during the performance period, to the TSR performance of selected peer group of forest products industry companies listed on Exhibit 1 hereto.

5.	Performance Schedule: The performance schedule displayed on the back side of Exhibit 1 shows the percentage of the target grant that will be awarded at the end of the performance period depending upon the actual TSR percentile ranking achieved by Potlatch during the performance period:

The percent of the target grant awarded for achieved TSR percentiles between the levels shown above is determined by interpolation. The exact number of performance shares awarded to the Employee after multiplication by the appropriate factor (or determined by interpolation) plus dividend equivalents accrued during the performance period will be rounded to the nearest whole number of shares.

The document entitled Performance Share Agreement – Potlatch Corporation 2005 Stock Incentive Plan is incorporated by this reference into this addendum and the terms of the Performance Share Agreement shall be controlling in the event of any discrepancy.

IN WITNESS WHEREOF, the Corporation has caused this Addendum to the Performance Share Agreement to be executed on its behalf by its duly authorized representative, and the Employee has executed the same on the date indicated below.

POTLATCH CORPORATION

Date: 2/6/06	By	/S/ William T. Weyerhaeuser
Chairman, Executive Compensation Committee

Date: 2/10/06	By	/S/ Michael J. Covey
Employee

Exhibit 1

Performance Share Measure

Forest Products Industry Peer Group

Company Name

1.	Abitibi-Consolidated, Inc.

2.	Bowater

3.	Canfor Corporation

4.	Caraustar Industries, Inc.

5.	Cascades, Inc.

6.	Chesapeake

7.	Deltic Timber Corporation

8.	Doman Industries Limited

9.	Domtar, Inc.

10.	Glatfelter

11.	International Forest Products Limited

12.	International Paper

13.	Kimberly-Clark

14.	Longview Fibre

15.	Louisiana-Pacific

16.	MeadWestvaco

17.	Nexfor, Inc.

18.	Norske Skog Canada Limited

19.	Packaging Corp of America

20.	Packaging Dynamics Corporation

21.	Plum Creek

22.	Pope & Talbot

23.	Rayonier

24.	Rock-Tenn Company

25.	Smurfit-Stone

26.	Sonoco Products Company

27.	Taiga Forest Products

28.	Tembec, Inc.

29.	Temple Inland

30.	Universal Forest Products

31.	West Fraser Timber Company

32.	Weyerhaeuser

If two of the listed companies merge during the applicable performance period, their combined TSR will be used for ranking purposes. If any listed company goes out of business or otherwise ceases to exist as an independent company during the applicable performance period, it will not be taken into consideration in determining TSR ranking for that performance period.

(over)

Performance Schedule

TSR Rank	Percentile Rank	Percent of Target Paid
1st	Top	200%
2nd	97th	200%
3rd	94th	190%
4th	90th	183%
5th	87th	175%
6th	84th	168%
7th	81st	160%
8th	78th	153%
9th	74th	145%
10th	71st	138%
11th	68th	130%
12th	65th	123%
13th	61st	115%
14th	58th	108%
15th	55th	100%
16th	52nd	89%
17th	48th	79%
18th	45th	68%
19th	42nd	57%
20th	39th	46%
21st	36th	36%
22nd	32nd	25%
23rd	29th	0

ADDENDUM TO PERFORMANCE SHARE AGREEMENT

POTLATCH CORPORATION 2005 STOCK INCENTIVE PLAN

Name of Employee: MICHAEL J COVEY

6.	Date of Grant: February 6, 2006

7.	Target Grant of Performance Shares: 15,528

8.	Performance Period: January 1, 2005 through December 31, 2007

9.	Performance Measure: The performance measure is a comparison of the percentile ranking of Potlatch Corporation’s total shareholder return (TSR), which includes stock price appreciation plus dividends paid during the performance period, to the TSR performance of selected peer group of forest products industry companies listed on Exhibit 1 hereto.

10.	Performance Schedule: The performance schedule displayed on the back side of Exhibit 1 shows the percentage of the target grant that will be awarded at the end of the performance period depending upon the actual TSR percentile ranking achieved by Potlatch during the performance period:

The percent of the target grant awarded for achieved TSR percentiles between the levels shown above is determined by interpolation. The exact number of performance shares awarded to the Employee after multiplication by the appropriate factor (or determined by interpolation) plus dividend equivalents accrued during the performance period will be rounded to the nearest whole number of shares.

The document entitled Performance Share Agreement – Potlatch Corporation 2005 Stock Incentive Plan is incorporated by this reference into this addendum and the terms of the Performance Share Agreement shall be controlling in the event of any discrepancy.

IN WITNESS WHEREOF, the Corporation has caused this Addendum to the Performance Share Agreement to be executed on its behalf by its duly authorized representative, and the Employee has executed the same on the date indicated below.

POTLATCH CORPORATION

Date: 2/6/06	By	/S/ William T. Weyerhaeuser
Chairman, Executive Compensation Committee

Date: 2/10/06	By	/S/ Michael J. Covey
Employee

Exhibit 1

Performance Share Measure

Forest Products Industry Peer Group

Company Name

1.	Abitibi-Consolidated, Inc.

2.	Bowater

3.	Canfor Corporation

4.	Caraustar Industries, Inc.

5.	Cascades, Inc.

6.	Chesapeake

7.	Deltic Timber Corporation

8.	Doman Industries Limited

9.	Domtar, Inc.

10.	Glatfelter

11.	International Forest Products Limited

12.	International Paper

13.	Kimberly-Clark

14.	Longview Fibre

15.	Louisiana-Pacific

16.	MeadWestvaco

17.	Nexfor, Inc.

18.	Norske Skog Canada Limited

19.	Packaging Corp of America

20.	Packaging Dynamics Corporation

21.	Plum Creek

22.	Pope & Talbot

23.	Rayonier

24.	Rock-Tenn Company

25.	Smurfit-Stone

26.	Sonoco Products Company

27.	Taiga Forest Products

28.	Tembec, Inc.

29.	Temple Inland

30.	Universal Forest Products

31.	West Fraser Timber Company

32.	Weyerhaeuser

If two of the listed companies merge during the applicable performance period, their combined TSR will be used for ranking purposes. If any listed company goes out of business or otherwise ceases to exist as an independent company during the applicable performance period, it will not be taken into consideration in determining TSR ranking for that performance period.

(over)

Performance Schedule

TSR Rank	Percentile Rank	Percent of Target Paid
1st	Top	200%
2nd	97th	200%
3rd	94th	190%
4th	91st	183%
5th	88th	175%
6th	84th	168%
7th	81st	160%
8th	78th	153%
9th	75th	145%
10th	72nd	138%
11th	69th	130%
12th	66th	123%
13th	63rd	115%
14th	59th	108%
15th	56th	100%
16th	53rd	89%
17th	50th	79%
18th	47th	68%
19th	44th	57%
20th	41st	46%
21st	38th	36%
22nd	34th	25%
23rd	31st	0